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Exhibit 3.1

MEMORANDUM
AND
ARTICLES OF ASSOCIATION
OF
NASPERS LIMITED

THIS IS A FREE TRANSLATION OF THE AFRIKAANS VERSION OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF NASPERS LIMITED AS AT OCTOBER 2002. THE REGISTRAR OF COMPANIES REGISTERED THE AFRIKAANS VERSION OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION. THE AFRIKAANS VERSION IS ACCORDINGLY THE DEFINITIVE VERSION AND WILL PREVAIL IN THE EVENT OF A CONFLICT BETWEEN THE AFRIKAANS VERSION AND THIS DOCUMENT.

REPUBLIC OF SOUTH AFRICA
COMPANIES ACT, 1973
 MEMORANDUM OF ASSOCIATION
OF A COMPANY HAVING A SHARE CAPITAL
[SECTION 54(1); REGULATION 17(1) AND 17(2)]
Registration Number of Company
 1925/001434/06

1.
Name

(a)
The name of the Company is

    NASPERS LIMITED

  (b)
  The name of the Company in the other official language of the Republic is

    The Company has no name in any of the other official languages

  (c)
  The shortened form of the name of the Company is

    There is no shortened form of the Company name

2.    Purpose, describing the main business

  The main business which the Company is to carry on is:

  "investment in entities with interests in print and electronic media, affiliated technological systems and in education"

3.    Main Object

  The main object of the Company is:

  "to invest in entities with interests in print and electronic media, affiliated technological systems and in education"

4.    Ancillary Objects Excluded

  The specific ancillary objects, if any, referred to in section 33(1) of the Act, which are excluded from the unlimited ancillary objects of the Company

  No ancillary objects are excluded

5.    Powers

  (a)
  The specific powers or parts of any powers of the Company, if any, which are excluded from the plenary powers or the powers set out in Schedule 2 to the Act.

    No specific powers or part of powers are excluded

  (b)
  The specific powers or part of specific powers of the Company, set out in schedule 2 to the Act if any, which are qualified under section 34 of the Act.

    No specific powers or part of powers are excluded

6.    Conditions

  Special conditions which apply to the Company and the requirements, if any, additional to those prescribed in the Act, for their alteration

  No special conditions apply to the Company

7.    Pre-Incorporation Contracts (if any)

  None

8.    Capital

  The share capital of the Company is R35 000 000,00 divided into:

  (a)
  Par value:

  i)
  500 000 000 N ordinary shares with par value of 2 cents each;

  ii)
  1 250 000 A ordinary shares with a par value of R20,00 each;

  iii)
  Nil redeemable preference par value shares of Nil Rand/cents each.

  (b)
  No par value:

  i)
  The number of no par value ordinary shares Nil;

  ii)
  The number of no par value preference shares is Nil;

  iii)
  The number of redeemable no par value shares is Nil.

ARTICLES OF ASSOCIATION
of
NASPERS LIMITED

REPUBLIC OF SOUTH AFRICA

COMPANIES ACT 1973

ARTICLES OF ASSOCIATION OF A COMPANY HAVING A SHARE CAPITAL

NOT ADOPTING SCHEDULE 1

REGISTRATION NO OF COMPANY

1925/001434/06

NASPERS LIMITED
("the Company")

        The Articles of Table A contained in Schedule 1 to the Companies Act, 1973, shall not apply to the Company.

        The articles of the Company are as follows:

INTERPRETATION
	1.	In the interpretation of these articles of association and unless the context otherwise indicates:—
	1.1	The following words and expressions shall have the following meanings:
	1.1.1	"Memorandum of Association"	the memorandum of association for the time being of the Company;
S188(1)	1.1.2	"Authorised representative"	a person authorised, in the manner prescribed by the Act, to act as the representative of a company or other juristic person at any general meeting of the Company;
	1.1.3	"JSE"	the Johannesburg Stock Exchange;
	1.1.4	"Office"	the registered office for the time being of the Company;
S74	1.1.5	"Capital"	the share capital or stated capital, as the case may be, of the Company;
	1.1.6	"Sign"	includes the reproduction of a signature by lithography, printing, or any kind of stamp or any other mechanical process, and "signature" has the corresponding meaning;
	1.1.7	"Person"	includes any juristic person, whether or not incorporated under any law of any country;
S103(3)	1.1.8	"Legal representative"	any person who has submitted the necessary proof of his appointment as:—

	1.1.8.1	an executor of the estate of a deceased member, or a trustee, curator or guardian of a member whose estate has been sequestrated or who is otherwise incapable;
	1.1.8.2	the liquidator of any member which is a juristic person in the course of being wound up; or
	1.1.8.3	the judicial manager of any member which is a Company under judicial management;
1.1.9	"Articles"	The Articles of Association of the Company;
1.1.10	"Act"	The Companies Act 1973, as amended, and as re-issued including any regulations promulgated thereunder;
1.1.11	"in writing"	includes printing, typing or any mechanical process or partially the one and partially the other, and also electronic communications, and "written" has a corresponding meaning;
1.1.12	"communication"	includes a communication comprising sounds or images or both;
1.1.13	"electronic communication"
means a communication transmitted (whether from one person to another, from one device to another or from a person to a device or vice versa) (a) by means of a telecommunications system (within the meaning of the Telecommunications Act 1996, Act No 103 of 1996); (b) by any other electronic means including electronic mail;
1.1.14	"address"	includes, in relation to an electronic communication, any number or address used for the purposes of such communication;
1.1.15	"delivery"	includes delivery by means of electronic communication and "delivered" has a corresponding meaning;
1.1.16	"website"	means any computer on an information system running a worldwide web or similar protocol process;
1.1.17	"online"	means via an information system;
1.1.18	"information system"	means a system for generating, sending, receiving, storing or processing of electronic communications and includes the internet and the worldwide web;

1.1.19	"online proxy system"	means an online system that allows members to appoint a proxy and/or perform online proxy voting;
1.1.20	"online proxy voting"	means proxy voting by members via the online proxy system.
1.2	Words importing any gender include the other genders and words importing the singular include the plural, and vice versa.
1.3
Any words or expression which is defined in the Act and which is not otherwise defined in these articles shall have the meaning assigned thereto in the Act as in force at the date of signature of these articles.
1.4
These Articles shall be deemed to authorise the Company to do anything that the Act empowers a company to do if so authorised by its Articles and Memorandum of Association, unless that authority is expressly excluded.
HEADINGS AND REFERENCES
2.	In interpreting these Articles the following shall not be taken into consideration:—
2.1	the headings to articles; and
2.2	references in the left margins to:—
1.2.1	sections of the Act indicated by the letter "S" and the numbers of the Sections referred to;
1.2.2	Articles of these Articles indicated by the letter "A" and the numbers of the Articles referred to;
which are included for information only.
	ISSUE OF SHARES
	3.
		Subject to the provisions of the Act and of the Memorandum of Association and these Articles of Association, without prejudice to any right previously conferred on the holder of an issued share, unissued shares shall be offered to existing shareholders pro rata to their existing shareholding, except where such shares are issued as compensation for the acquisition of assets. A general meeting, or the directors with the prior approval of a general meeting may, subject to the approval of the JSE if the company is listed on the JSE, by resolution:—
	3.1	issue any shares (whether with or without any preferred, deferred or other special right or restriction in regard to dividends, voting, return of capital or otherwise);
S98	3.2	issue preference shares, which are to be redeemed, or are redeemable at the instance of the company;
	3.3	grant options over any such shares;

		to such persons and on such terms and conditions as may be determined by that resolution and may by similar resolution, but subject to the provisions of these articles, amend or add to such terms and conditions.
S102	4.
		Should there be any issued preference shares in the share capital, the issue of further shares ranking in priority to, or pari passu with those preference shares, shall be deemed to be a variation of the rights attached to those preference shares and which adversely affects those rights.

	POWER TO PAY INTEREST ON SHARES AND BROKERAGE AND TO ISSUE SHARES AT A DISCOUNT
	5.	Subject to the provisions of the Act, the Company may:—
S79	5.1	pay interest on any shares issued for the purposes of raising money to defray the expenses of works or buildings or for the provision of plant;
S80	5.2
		pay a commission to any person in consideration of his subscribing or agreeing to subscribe or of procuring or undertaking to procure subscriptions, whether absolute or conditional, for any shares of the Company;
S81	5.3	issue at a discount shares of the Company of a class already issued; and
	5.4
		issue shares having no par value of a class already issued, at a price lower than an amount arrived at by dividing that part of the stated capital contributed by already issued shares of that class, by the number of issued shares of that class.
	CERTIFICATES
S94	6.	Subject to the provisions of the Act, certificates shall be issued under the authority of the directors in such manner and form as the directors may determine from time to time, provided that:—
S126 of S140	6.1
		if any member requires more than one certificate in respect of shares registered in his name, he shall pay such sum as the directors may determine for each such certificate but not exceeding 25c (twenty-five cents);
	6.2	if any certificate is defaced, lost or destroyed, it may be replaced on such terms as the directors may determine.
	JOINT HOLDERS OF SHARES
	7.	Where two or more persons are registered as the holders of any share, they shall be deemed to hold that share jointly, and;—
	7.1
		notwithstanding anything to the contrary in these articles, on the death, sequestration, liquidation or legal disability of any one of such joint holders, the remaining joint holders may be recognised, at the discretion of the directors, as the only persons having title to such share;
	7.2	any one of such joint holders may give effectual receipts for any dividends, bonuses or returns of share capital or other accruals payable to such joint holders;
	7.3
		only the joint holder whose name has been entered first in the register shall be entitled to delivery of the certificate relating to that share, or to receive any notices from the Company (and each notice shall be deemed to be notice to all such joint holders);
	7.4
		any one of the joint holders of any share conferring a right to vote may vote either personally or by proxy at any meeting in respect of such shares as if he were solely entitled thereto, and if more than one of such joint holders are present at any meeting, either personally or by proxy, the joint holder who tenders a vote and whose name has been entered in the register before the other joint holders who are present in person or by proxy, shall be entitled to vote in respect of that share.

	TRANSFER OF SHARES
S133(2)	8.
		The Deed of transfer of a share shall be in the usual form or in such other form as the directors may approve, and shall be signed by the transferor, and the Company shall be entitled to charge a fee not exceeding 25c (twenty-five cents) on the registration of any letters of executorship, certificate of death, marriage certificate, power of attorney or other notice or instrument affecting the title to or the right to transfer any share.
	9.
		Every Deed of transfer of a share shall be left at the office, accompanied by the certificate of the shares to be transferred and/or such other proof as the Company may require to prove the title of the transferor or his right to transfer the shares. Any authority to sign transfer deeds granted by a member for the purpose of transferring shares, when lodged, produced or exhibited to or with the Company, shall be deemed to remain in full force and effect, and the Company may allow the same to be acted upon, until such time as written notice of the revocation thereof is lodged at the office. Even after the lodging of such notice of revocation, the Company may give effect to any Deed of transfer signed under the authority to sign, and certified (before the lodging of such notice) by any officer of the Company as being in order.
	10.
		The directors may suspend registration of transfer during the fourteen (14) days immediately preceding either a general meeting of the Company or the date upon which dividends are payable, and at any other time, provided that the periods of suspension in any one calendar year shall not exceed 60 (sixty) days in total.
	11.	The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register of members in respect thereof.
S103(3)	12.
		A legal representative (not being one of several joint holders) shall be the only person recognised by the Company as a member or as having any title to a share registered in the name of the member whom he represents.
S103(3)	13.
		A legal representative shall be entitled to be registered as a member nomine officii in respect of any shares registered in the name of any member whom he represents, or to transfer any such share to himself or any other person provided that:—
	13.1
		the directors shall in any of such cases have the same right, if any, to decline or suspend registration as they would have had in the case of a transfer of the share by the member in whose name it is registered;
	13.2
		should any legal representative fail to elect either to be registered as a member or to transfer any such share to himself or any other person within 90 (ninety) days after the directors have given him notice requiring him to do so, the directors shall be entitled to withhold any dividends, bonuses, return of capital or other accruals in respect of such share until such time as the notice has been complied with.
S104	14.	The directors may in their discretion record in the Company's register of members that any share is held in trust or by a nominee, and on behalf of whom that share is so held.
	15A
		Notwithstanding anything to the contrary contained in these Articles of Association, but subject to the provisions of the Act and the Rules of the JSE and any other exchange on which the shares of the Company may from time to time be quoted or listed, the Company may approve the acquisition of shares issued by the Company.

	ALTERATION OF CAPITAL
S75	15.	The Company may, subject to the provisions of the Act, in any manner:—
S75	15.1	increase its share capital by new shares of such amount or increase the number of its shares having no par value, as it deems expedient;
	15.2	increase its share capital constituted by shares of no par value by transferring reserves or profits to the stated capital, with or without a distribution of shares;
	15.3	consolidate and divide all or part of its share capital into shares of a larger amount than its existing shares or consolidate and reduce the number of the issued no par value shares;
	15.4	increase the number of its issued no par value shares without an increase of its stated capital;
	15.5	subdivide its shares, or part thereof, into shares of smaller amounts than is fixed by the memorandum of association;
	15.6	convert all its ordinary or preference share capital consisting of shares having a par value into stated capital constituted by shares of no par value;
	15.7	convert its stated capital constituted either by ordinary or preference shares of no par value into share capital consisting of shares having a par value;
	15.8
		cancel shares which any person at the time of the passing of the resolution in that regard, have not taken up or undertook to take up, and decrease the amount of its authorised share capital by the amount of the shares so cancelled, or cancel shares of no par value which have not so been taken up or agreed to be taken up;
	15.9	convert any of its shares, whether issued or not, into shares of another class;
S76, S83, S84, S98(1)(b)	15.10	reduce its share capital, any capital redemption reserve or fund, any share premium account;
S.100	15.11	convert all or any of its paid-up shares into stock and reconvert such stock into paid-up shares.
	FRACTIONS OF SHARES
	16.
		If, on any capitalisation issue or consolidation of shares, members would, but for the provisions of these articles, have become entitled to fractions of shares, the directors shall be entitled to sell the shares resulting from the aggregation of such fractions, subject to the consent of any recognised stock exchange on which the shares of the company may be listed from time to time, if any, and further subject to such terms and conditions as they deem advisable for the benefit of the relevant members, and any director shall be empowered to sign any Deed of transfer or other document necessary to give effect to such sale.
	VARIATION OF RIGHTS
S102	17.
		Subject to any right or restriction under which shares are held, the rights or restrictions attached to all or any shares of any class may be amended, varied, cancelled or expanded by a general meeting, provided that no such amendment, variation, cancellation or expansion which directly or indirectly adversely affects those special rights or restrictions shall be effected without:—
	17.1	the written consent or ratification of the holders of at least three-quarters of the shares in question; or

	17.2
		the approval of or ratification thereof by a resolution passed at a separate general meeting of the holders of the shares in question in the same manner, mutatis mutandis, as a special resolution, and the provisions of these articles relating to general meetings shall apply to any such separate general meeting, except that a quorum at any such general meeting shall be three (3) persons present in person or by proxy and holding at least one-third of the issued shares of the class in question provided that if a quorum is not so present, the meeting shall be adjourned to the fifth (5th) business day thereafter and the members present or represented at the meeting to which the adjournment takes place, shall constitute a quorum.
	18.
		Unless otherwise provided by the terms of issues, or by these articles, any right or restriction attached to all shares or any class of shares, shall be deemed not to be directly or indirectly affected by:—
	18.1	the creation or issue of any other shares ranking pari passu with (but not in priority to) any such shares already issued by the Company; and
S311	18.2	the cancellation in terms of the Act of any shares or of any class of shares in the share capital.
	GENERAL MEETINGS
S179	19.
		General meetings shall be held in accordance with the provisions of the Act at such times and places as may be determined by the directors. The notice of a general meeting shall state the place, day and hour of the meeting and the nature of the business to be transacted at the general meeting and shall, if the Company is listed on the JSE, also be sent to the Manager: Listings of the JSE.
S189	20.
		A member shall be entitled to appoint another person (whether a member or not) as his proxy to attend, speak and vote (whether on a show of hands or on a poll) in his stead at any general meeting in accordance with the Act.
	PROCEEDINGS AT GENERAL MEETINGS
S190	21.
		No business shall be transacted at a general meeting unless a quorum of members is present. Unless a general meeting determines that there shall be a greater quorum, a quorum for a general meeting (including any meeting to which such general meeting has been adjourned) shall be the minimum number required by the Act.
	22.
		Should a quorum not be present within thirty (30) minutes after the appointed time of the general meeting, then the general meeting shall, if convened or requisitioned by members, be dissolved and in any other case the general meeting shall stand adjourned to the same calendar day (or should that day be a public holiday, the next business day) in the next week, and at the same time and place.
S191	23.1
		The chairperson of the board of directors or, failing him, a deputy chairperson (or if more than one of them are present and willing to act, the most senior of them) shall act as the chairperson of each general meeting, provided that if no chairperson or deputy chairperson is present and willing to act, the members present shall elect one of the directors or, if no director is present and willing to act, one of the members present to be chairperson of that general meeting.
	23.2	In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting shall be entitled to a second or casting vote.

S192	24.	The chairperson of a general meeting shall, if obliged to do so in terms of the Act, and may, in his discretion in any other circumstances, adjourn that general meeting from time to time.
S192	25.	Subject to the provisions of the Act, it shall not be necessary to give notice of any adjournment of a general meeting.
	26	No business shall be transacted at the resumption of any adjourned general meeting other than the business left unfinished at the general meeting from which the adjournment took place.
S188(3)	27.	Subject to any restriction as to voting to which any member or share may be subject, a member who is present in person, by authorised representative or by proxy shall have:—
S197	27.1	one vote on a show of hands;
	27.2	one vote on a poll for each share of which that member is the registered holder.
	28.	At any general meeting a resolution put to the vote shall be decided by a show of hands unless a poll is demanded (on or before the declaration of the result of a show of hands):—
	28.1	by the chairperson of the meeting; or
S196	28.2	in accordance with the provisions of the Act.
S199(4)	29.
		On a show of hands at a general meeting a declaration by the chairperson regarding the result of the voting on any particular resolution is final, and an entry to that effect in the minute book shall be conclusive proof of that result without proof of the number or proportions of votes recorded in favour of, against or as abstaining from such resolution.
	30.	If a poll is conducted at a general meeting, then:—
	30.1
		the voting, if for the election of a chairperson or an adjournment, shall take place immediately and in such manner as the general meeting determines, and if for any other matter shall take place at such time and in such manner as the chairperson of the general meeting directs;
	30.2	the result of the poll shall be deemed to be the resolution of the general meeting at which the poll is demanded;
	30.3	the demand of a poll shall not prevent the general meeting form considering any other matter than that on which the poll has been demanded unless the general meeting decides otherwise;
	30.4	the demand of a poll may be withdrawn at any time.
	31.
		No objection shall be made to the acceptance or rejection of any vote except at the general meeting at which the disputed vote is taken or, it if it is adjourned, at the resumption thereof. The chairperson of that general meeting or resumed general meeting shall settle any dispute raised by such objection and his decision shall be final and binding.
	32.
		A resolution in writing signed by all members entitled to receive notice of and to attend and vote at a general meeting shall be valid and effective as if it had been passed at a general meeting properly called and held. Any such resolution may consist of several documents, each of which may be signed by one or more members and shall be deemed to have been passed on the date on which it was signed by the last member who signed it, unless a declaration to the contrary is made in that resolution.

PROXIES
	33.	A proxy form, power of attorney or other authorisation in respect of a general meeting shall be in writing and signed by or on behalf of the grantor.
S189	34.	Subject to the provisions of the Act, a proxy form shall:—
	34.1	be in such form as is approved or accepted by the directors;
34.2
be handed in at the office not less than 24 hours before the time (excluding Saturdays, Sundays and public holidays) appointed for the holding of the general meeting or resumption of an adjourned general meeting at which the person named therein proposes to vote;
34.3
be deemed to confer, in addition to the authority conferred by the Act, except insofar as the proxy form provides otherwise, the authority to act generally at the general meeting in question, subject to any specific direction as to the manner of voting;
34.5
not be used at the resumption of an adjourned general meeting if it could not have been used at that general meeting so adjourned, for any reason other than that it was not lodged timeously for the meeting form which the adjournment took place;
34.6
not be valid after the expiry of six (6) months after the date when signed, unless it specifically provides otherwise, except in respect of a poll which was demanded at a meeting originally held within two (2) months after the date of such proxy form, or at an adjourned meeting of a meeting held within such period.
	35.	A vote cast or action taken in accordance with the terms of a proxy form shall be deemed to be valid notwithstanding:—
	35.1	the previous death, insanity, or any other legal disability of the person appointing the proxy; or
	35.2	the revocation of the proxy; or
35.3
the transfer of a share in respect of which the proxy was given, unless notice as to any of the abovementioned matters shall have been received by the company at the office or by the chairperson of the meeting at the place of the general meeting (if not held at the office), before the commencement or resumption (if adjourned) of the general meeting at which the vote was cast or the act was done, or before the poll on which the vote was cast.
35A.
The board shall be entitled to approve online proxy voting. Online proxy voting by members shall only be permitted by an online proxy system approved by the board and the board shall be entitled to withdraw such approval without furnishing reasons. The board may from time to time specify criteria or conditions with which members must comply in order to be eligible to conduct online proxy voting.
35B.
A proxy issued and/or completed and/or submitted by an online proxy system shall for all intents and purposes be treated similar to a paper-based proxy issued and/or completed and/or submitted otherwise than in electronic form.
DIRECTORS
S208(1)	36.	Subject to the provisions of the Act and unless otherwise determined by a general meeting, the number of directors shall be not less than four (4) and not more than fifteen (15).

S210	37.
A general meeting or the directors shall have the power to, from time to time, appoint anyone as a director either to fill a vacancy in respect of the directors or as an additional director, provided that the total number of directors shall not at any time exceed the maximum number fixed by or in accordance with these articles and the appointment of any directors so appointed shall cease at the conclusion of the next annual general meeting, unless it is confirmed at that annual general meeting.
38.
The continuing directors may act, notwithstanding any vacancy in their number, but if and for as long as their number is reduced below the minimum number of directors required, the continuing directors may act only to:—
	38.1	increase the number of directors to the required minimum; or
	38.2	summon a general meeting for that purpose, provided that if there is no director able or willing to act, then any member may convene a general meeting for that purpose.
	39.	No director or alternative director shall be obliged to hold any qualifying shares.
	40.	The remuneration of the directors for their services as such shall be determined from time to time by a general meeting.
41.
The directors shall be reimbursed for all travelling, subsistence and other expenses properly incurred by them in the execution of their duties in connection with the business of the company and which are authorised or approved by the directors.
ALTERNATIVE DIRECTORS
	4.2	Every director may by notice to the Company:—
42.1
nominate any person or persons (including any of his co-directors) to be his alternative director to act in his place and stead subject to the approval by the other directors of that alternative director, which approval shall not be unreasonable withheld;
	42.2	at any time terminate any such appointment.
	43.	The appointment of an alternative director shall terminate:—
	43.1	when the director to whom he is an alternative director:—
	43.1.1	ceases to be a director; or
	43.1.2	terminates his appointment; or
	43.2	if the directors reasonably withdraw their approval of his appointment.
	44.	An alternative director shall:—
	44.1	only be entitled to attend or act or vote at any meeting of directors if the director to whom he is an alternative director is not present, provided that:—
	44.1.1	he may attend a meeting of directors at which the director to whom he is an alternative is present if the other directors agree thereto;
44.1.2
any person attending any meeting of directors as a director in his own right and/or as an alternative director for one or more directors shall have one vote in respect of each director whom he represents, over and above his vote if he is a director;

A50	44.2
		only be entitled to sign a resolution passed otherwise than at a meeting of directors in terms of these articles if the director to whom he is an alternative is then absent from the city in which the office is situate, or incapacitated;
	44.3	subject to the aforegoing, generally entitled to exercise all the rights of the director to whom he is alternative in the absence or incapacity of that director;
	44.4
		in all respects be subject to the terms and conditions attached to the appointment, rights, duties and the holding of office of the director to whom he is an alternative, but shall not have any claim of any nature whatever against the Company for any remuneration of any nature whatsoever.
	POWERS AND DUTIES OF THE DIRECTORS
	45.
		Subject to any limitation imposed by these articles the management of the business and the control of the Company shall vest in the directors who in addition to and without limitation of the powers expressly conferred upon them by the Act or these articles, may exercise or delegate to any one or more persons all such powers, and may take such action, or delegate to any person or persons the doing of all such acts (including the right to subdelegate) as may be exercised or done by the Company and which are not in terms of the Act or by these articles expressly directed or required to be exercised or done by a general meeting, subject, nevertheless, to such management and control:—
	45.1	not being inconsistent with; and
	45.2	being in compliance with;
		all resolutions passed by a general meeting. No resolution passed by a general meeting shall, however, invalidate any prior act of the directors or any delegatees.
	BORROWING POWERS
	46.
		The directors may exercise all the powers of the Company to borrow money and to mortgage or encumber its undertaking and property or any part thereof and to issue debenture or debenture stock (whether secured or unsecured) and other securities (with such special privileges, if any, as to allotment of shares or stock, attendance and voting at general meetings, appointment of directors or otherwise as may be sanctioned by a general meeting), whether outright or as security for any debt, liability or obligation of the Company or of any third party.
	47.
		Notwithstanding the provisions of article 46, no debt incurred or security provided contrary to article 46 shall be invalid or unenforceable except where, at the time the debt was incurred or the security provided, notice was expressly given to the provider or recipient of the security that the provisions of article 46 are or were thereby contravened.
	DISCLOSURE OF DIRECTORS INTERESTS
S234	48.
		Subject to compliance with the provisions of the Act, a director shall not be obliged (in the absence of any agreement to the contrary) to account to the Company for any profit or other benefit arising out of any contract entered into by the Company in which he has direct or indirect interest.
S234	49.	A director shall, if he had in accordance with the Act disclosed his interest (if material) in the relevant contract or proposed contract or arrangement:—
S237	49.1	be counted for the purpose of a quorum of a meeting of directors at which he is present to consider any matter; and

	49.2	be entitled to vote in regard to any matter;

relating to any existing or proposed contract or arrangement in which he has an interest, other than a contract or arrangement regulating his holding of an office for remuneration or position he holds in the Company or in a subsidiary of the Company.
DISQUALIFICATION OF DIRECTORS
	50.	A director shall cease to hold office as such if he:—
S218 S219	50.1	is prohibited from being, or is removed, or is disqualified from acting as a director of a company in terms of the Act;
	50.2	gives notice to the Company of his resignation as a director, with effect from the date of such notice or such later date as is provided for in such notice.
50.3
absents himself from meetings of the board of directors for six (6) consecutive months without the leave of the board of directors and they resolve that his office shall be vacated, provided that this provision shall not apply to a director who is represented by an alternative, on condition that such alternative does not so absent himself;
50.4
is given notice of the termination of his appointment, signed by members holding in the aggregate more than fifty (50) percent of the total voting rights on a poll of all members then entitled to vote on a poll at a general meeting;
50.5
reaches the age of seventy five (75) years in which event that director shall vacate his office at the adjournment of the annual general meeting of the company in the calendar year in which that director turns seventy five (75) years old;
50.6
the retirement age of all directors of the company appointed as such for the first time and which appointment takes place after the date of passing of this provision (26 October 2000) is seventy (70) years."
PROCEEDINGS OF DIRECTORS
	51.	The directors may:—
	51.1	meet, adjourn and otherwise regulate their meetings as they see fit and any director shall be entitled to convene or direct the secretary to convene a meeting of the directors;
51.2
determine what notice shall be given of their meetings and the means of giving that notice, provided that any such prior determination may be varied, depending on the circumstances and reasons for that directors meeting.
52.
Unless otherwise determined by the Company in general meeting, or by a meeting of the directors (at which all the directors are present), the quorum necessary for the conduct of the business of the directors shall be a majority of the directors for the time being in office. A resolution of directors shall be passed by a majority of the votes of the directors present and voting at the meeting at which it is proposed.
53.1
The directors may elect a chairperson and deputy chairperson or deputy chairpersons of the board of directors and determine the period for which each is to hold office. If more than one deputy chairperson is elected, the directors shall, upon their election, determine the order of their seniority. At any meeting of directors the chairperson of the board of directors, or if he is not present or willing to act as such, the most senior deputy chairperson present and willing to act as such, shall act as chairperson. If no chairperson or deputy chairperson has been elected, or is present and willing to act as such, the directors present at any directors' meeting shall choose one of their number to be chairperson of the meeting.

53.2	In the case of an equality of votes the chairperson of the meeting of directors shall not have a second or casting vote.
54.
Subject to the provisions of the Act, a resolution signed by all the directors (or their alternatives, if applicable), who are present in the city where the company's office is situate at the time when the resolution in question is signed by the first of such directors and whose number is not less than that of a quorum for a meeting of directors, and which resolution is noted in the minute book, shall be as valid and effective as if it had been passed at a meeting of directors. Any such resolution may consist of several documents, each of which may be signed by one or more directors (or their alternatives, if applicable) and shall be deemed to have been passed on the date on which it was signed by the director who signed it last (unless a statement to the contrary is made in that resolution).
EXECUTIVE DIRECTORS
55
The directors may from time to time appoint one or more of the directors as executive directors or as managing directors of the Company, on such terms and conditions as to remuneration and otherwise (but for a maximum period of five (5) years in respect of any appointment of a managing director of the Company, which may be renewed at the expiry thereof, on condition that each such renewal may not exceed the period of five (5) years) as may be determined from time to time by the directors.
56.1
The appointment of an executive director or managing director shall, without prejudice to any claim of any nature whatsoever which any such director may have against the Company, cease if for any reason whatsoever he ceases to be a director.
56.2.1
Any executive or managing director appointed in terms of Article 55 is subject to the same provisions regarding dismissal as any other director of the Company and, should he cease to be a director, he shall ipso facto cease to be a managing or executive director without prejudice to any claim he may have for damages as a result thereof.
56.2.2	The remuneration payable to an executive or managing director appointed in terms of Article 55:—
56.2.2.1	shall be determined by an impartial quorum of directors;
56.2.2.2	accrues to him, over and above or in lieu of the normal remuneration he may receive as a director of the Company, as the board of directors may determine.
56.2.2.3	may consist of salary or a commission calculated on the profits or dividends of the Company, or both, as the board of directors may determine.
56.3	The board of directors may:—
56.3.1	grant from time to time to an executive or managing director appointed in terms of article 55 all or any of the powers which in terms of these articles may be exercised by the directors;

56.3.2	grant such powers for such period to be exercised for such purposes and subject to such conditions and restrictions as the board of directors may deem fit;
56.3.3	grant such powers with retention of or with the exclusion of or in lieu of any of the powers of the board of directors;
56.3.4	from time to time revoke, withdraw or amend any of such powers as they deem fit.
ROTATION OF DIRECTORS
57.1
On each annual general meeting of the Company, with effect from the annual general meeting of the Company which follows directly after the 31 March 2000 year-end of the Company, and subject to the provisions of Article 50, a number as close as possible to one-third of the non-executive directors then holding that position, shall retire. The directors who are to retire are those whom have held their position for the longest period since their last election, but as between persons who became directors on the same day, the determination shall be made by ballot, unless otherwise agreed amongst themselves.
57.2
A retiring director shall be eligible for re-election and need not be nominated for that purpose, but shall be deemed to have been properly nominated for the vacancy created by his retirement. If re-elected he shall be deemed not to have vacated his office.
57.3
No person other than a retiring director, unless recommended by the board of directors, is competent to be elected as a director at any general meeting, unless he is nominated as a director by at least five (5) members, which nomination must be in writing and lodged at the registered office of the Company at least fourteen (14) days prior to the meeting at which such director is to be elected, together with the consent of the nominee unless the latter is also the proposer.
DIVIDENDS
58.
A general meeting or the directors may declare dividends and/or interim dividends to one or more classes of members from time to time, and with the sanction of a general meeting, any dividend declared may be paid either wholly or in part by the distribution of such specific assets in such manner as the directors may determine. Dividends shall be declared payable to shareholders registered as such at a date at least fourteen (14) days subsequent to the date of declaration. The last date upon which shareholders must be registered to share in the dividend must be a Friday and, in the event that the Friday is not a business day, then the last preceding business day.
The Company at a general meeting may declare a smaller, but not a greater, dividend than the dividend recommended by the board of directors.
59.
The Company may send any dividend or other amount payable in respect of a share by ordinary post to the address of the holder thereof recorded in the register or such other address as the holder thereof may previously have supplied to the Company in writing and the Company shall not be responsible for any loss in postage.
60.	Any dividend payable on or in respect of a share:—
60.1	which is unclaimed, may be retained by the Company and may be invested or used as the directors may deem fit to the benefit of the Company until claimed by the member concerned;

	60.2	which is retained and remains unclaimed:—
	60.2.1	for twelve (12) years; or
	60.2.2	for three (3) years in the event that the company is liquidated or de-registered;
after the date of payment of the dividend, shall be forfeited and shall revert back to the Company or its nominees and the directors or such nominees may deal therewith as they deem fit;
	60.3	shall not be interest bearing in respect of the Company:

and the Company may in order to facilitate liquidation, deregistration or the reduction of its share capital or share premium account or share redemption reserve fund, by way of a special resolution delegate the liability for payment of such dividend or other amount to any bank properly registered as such in terms of the laws of Republic of South Africa, should the right to payment of such dividend or other amount not be forfeited in terms of the aforegoing conditions.
RESERVES
	61.	The directors may:—
61.1
separate any part of the Company's profits and transfer it to a reserve account and apply it as they deem fit for any purpose that the Company's profits may properly be applied, in the manner that the directors deem fit;
	61.2	divide any such reserve accounts into such special accounts as they deem fit, and consolidate any such special accounts (or any part thereof) into one or more accounts.
CAPITALISATION AND DISTRIBUTION OF SURPLUS FUNDS
	62.	Subject to the conditions of the Act, or a general meeting convened at the recommendation of the directors, the board of directors may resolve to distribute the whole or any part of:—
	62.1	any amount available for distribution as dividend and not so needed for the payment or provision for dividends on preference shares;
62.2.
any amount standing to the credit of any of the Company's reserve accounts (including) its share premium account or capital redemption reserve fund by capitalising it and applying such money in paying up in full unissued shares of the Company, to be issued to the members in the same proportions as if those shares had constituted a dividend declared by the Company.
62.3
The Company may not pay any surplus monies of the Company which are capital profits (arising from the realisation of any capital assets) and which are not required for the payment of any fixed preference dividend, to ordinary shareholders. Such surplus monies must be transferred to non-distributable reserves and the funds must be reinvested.
WINDING UP
S342	63.	If the Company is wound up whether voluntarily or compulsorily:—
63.1
the assets remaining after payment of the liabilities of the Company and the costs of winding up, shall be distributed amongst the members in proportion to the number of shares held by each of them respectively, subject to the rights of any members to whom shares have been issued on special conditions; and subject further to the right of the Company to apply set-off with respect to the liability, if any, of members for unpaid capital or premiums;

	63.2
		the liquidators may, if duly authorised by special resolutions, divide amongst the members in specie or kind the whole or any part of the assets, whether or not those assets consist of property of one or different kinds.
	INDEMNITY
S247	64.
		Every director, alternative director, manager, secretary and other officer of the Company and any person employed by the Company as its auditor, shall be indemnified out of the Company funds against all liability incurred by him in defending any proceedings, (whether civil or criminal) arising out of any actual or alleged negligence, default, breach of duty or breach of contract on his part in relation to the Company, in which judgement is given in his favour or in which he is acquitted or in respect of any such proceedings which are abandoned, or in connection with any matter in which relief is granted to him by the court in terms of the Act.
	NOTICES
A49.2	65.
		Subject to the provisions of these articles, all notices shall be in writing and shall be given or served by the Company upon any member or director either by delivery or by posting it, properly franked and addressed, to:—
	65.1	a member at his address as shown in the register of members;
S215	65.2	a director at his postal address as shown in the register of directors.
	66.
		A member may by notice from the Company to record an address within the Republic of South Africa (as it is constituted from time to time) which address shall be deemed to be his address for the purpose of the service of notices.
	67.	Every notice shall be deemed, until the contrary is proved, to have been received:—
	67.1	if it is delivered, on the date on which it is so delivered;
	67.2	if it is sent by post, on the date on which it would normally be received by the addressee in the ordinary course of business of the post office.
	68.	Where a certain number of days, or a certain period is prescribed, then the date on which it is deemed to be received shall not be included in such number of days or period.
	69.
		The failure to give notice of a general meeting or of a meeting of directors, or the non-receipt of, or delay in delivery through the post of any such notice by or to any member or director, as the case may be, shall not invalidate any resolution passed at any such meeting.
	70.
		Notices must be sent to all registered members. Notice to holders of share warrants shall be given by advertisement in a prominent Afrikaans as well as an English newspaper in Johannesburg and also in an Afrikaans and an English newspaper in the district where the registered office of the Company is situated.
	70A.
		Insofar these Articles require that a document is to be signed in order to be valid or effectual, this requirement shall be met in relation to electronic communications if a verification method is used to identify that person and such method is considered as reliable and appropriate by the board at that time.
	70B.
		A notice given by means of an electronic communication to a member or director to an address supplied by them for this purpose shall constitute a notice in writing for purposes of Article 65 and shall be deemed to have been delivered on the day on which it is sent. For this purpose it shall be sufficient for the Company to show that the electronic communication had been sent to the address concerned as evidenced by the relevant message logs of the Company.

70C.
A member or director who has supplied the Company with an address for electronic communications shall be entitled to withdraw such address by notice in writing to the Company, whereafter any electronic communication to such address will not satisfy the requirements of Article 65.
PURCHASE OF ASSETS OR BUSINESS WITH RETROSPECTIVE EFFECT
	71.	Should the Company purchase:—
71.1
any asset or business with retrospective effect (whether or not the effective date precedes the date of incorporation of the Company) on terms that entitle the Company to the profits and/or render it liable for the losses in respect of that asset or business from the effective date;
	71.2	any share or security, with the right to receive dividends or interest, accrued in respect of any period prior to such purchase;

the Company shall not be obliged to capitalise any such profits, losses, dividends or interest, and the directors may in their discretion treat the whole or any part thereof for all purposes as revenue profits or revenue losses of the Company.

For the purposes of determining the amount which is available for distribution as dividends, such revenue profits or revenue losses shall not be deemed to be a profit or loss which arises from the business of the Company and the amount available for distribution as dividends shall be adjusted accordingly.
BRANCH REGISTER
S107	72.	The Company shall be entitled to cause a branch share register to be kept in any foreign country and the directors may make such provisions as they see fit in respect of such branch share register.
DIRECTORS REPORT MUST CONTAIN RESOLUTIONS OF SUBSIDIARIES
73.
If the Company is a holding company, the directors' report attached to the annual financial statements which the Company issues in accordance with the Act, must contain full details of all special resolutions and resolutions passed at general meetings (besides annual general meetings) of the subsidiaries of the Company from the date of the directors' report attached to the previous annual financial statements of the Company.
COPIES OF ANNUAL FINANCIAL STATEMENTS AND REPORTS TO BE SENT TO THE STOCK EXCHANGE
74.
The directors shall send the requisite number of copies of the financial statements of the Company, and if the Company has subsidiaries, of the group financial statements, together with the auditor's reports, all as is required for proper submission to a general meeting, to the members at least twenty-one (21) days prior to the general meeting at which the financial statements and reports are to be considered, as well as to any recognised stock exchange on which the shares of the Company are listed from time to time, in accordance with the requirements of such stock exchange.
RIGHTS ATTACHED TO "A" ORDINARY SHARES
75
	75.1	Ordinary "A" shares shall have a par value of R20.00 per share.

75.2	The holder of an ordinary "A" share shall at a poll be entitled to 1000 (one thousand) votes per ordinary "A" share held.
75.3
Ordinary "A" shares shall be entitled to nominal dividends as determined from time to time by the board of directors, but such rights shall never exceed one fifth of the rights with respect to a dividend to which a holder of an ordinary "N" share in the share capital of the Company is entitled with respect to the same period.
75.4
At liquidation any surplus available for distribution amongst shareholders will be applied first to repay an amount equal to the nominal value per share to shareholders; thereafter every ordinary "A" share will rank equally with every ordinary "N" share in the share capital of the Company.
PAYMENT TO SHAREHOLDERS
76
Notwithstanding anything to the contrary contained in these Articles of Association and subject to the provisions of Section 90 of the Act and the rules of the JSE, the Company may make payments (including payments of dividends) to its shareholders or any of them.
REDUCTION OF CAPITAL
77
Subject to the provisions of the Act and the rules of the JSE, the Company shall be entitled to effect a reduction of its share capital, share premium account, stated capital and capital redemption reserve fund.
SHARE TRANSACTION TOTALLY ELECTRONIC (S.T.R.A.T.E.)
78
Notwithstanding anything contained to the contrary in the aforementioned provisions of these Articles of Association, but subject to the Act and the requirements of the JSE and any other exchange on which the shares of the Company are quoted or listed from time to time, all share transactions may be concluded fully electronically.
ODD-LOT OFFER
79.
In implementing any odd-lot offer made by the Company in accordance with the Listing Requirements of The JSE Securities Exchange South Africa, the Company shall, in respect of members holding less than 100 N-ordinary shares in the issued share capital of the Company ("odd-lots") and who did not elect to retain their odd-lots or increase their odd-lot holdings, cause the odd-lots to be sold on such terms as the directors may determine and the Company shall account to the members concerned for the proceeds attributable to the sales.

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  Exhibit 3.1
Memorandum and Articles of Association of Naspers Limited (English translation).